UNITED STATES OF AMERICA
BEFORE THE
BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM
WASHINGTON, D.C.

In the Matter of RURBAN FINANCIAL CORP. Defiance, Ohio and RURBANC DATA SERVICES, INC. Defiance, Ohio	Docket No. 11-035-B-HC 11-035-B-DEO Cease and Desist Order Issued Upon Consent Pursuant to the Federal Deposit Insurance Act, as Amended

WHEREAS, Rurban Financial Corp., Defiance, Ohio ("RFC"), is a registered bank holding company that owns The State Bank & Trust Company, Defiance, Ohio (the "Bank"), a state member bank, Rurbanc Data Services, Inc., Defiance, Ohio ("RDSI"), a nonbank subsidiary, and various other nonbank subsidiaries;

WHEREAS, RDSI provides data processing services to the Bank and item processing to various unaffiliated insured depository institutions ("Client Financial Institutions");

WHEREAS, in recognition of their common goals to maintain the financial soundness of RDSI and protect the interests of the Client Financial Institutions, their depositors, and other customers, RFC and RDSI have consented to the issuance of a Cease and Desist Order (the "Order") by the Board of Governors of the Federal Reserve System (the "Board of Governors");

WHEREAS, on March 1, 2011, the boards of directors of RFC and RDSI, at duly constituted meetings, adopted resolutions authorizing and directing Mark A. Klein and Richard L. Hardgrove to enter into this Order on behalf of RFC and RDSI, and consenting to compliance with each and every provision of this Order by RFC, RDSI, and their

institution-affiliated parties, as defined in sections 3(u) and 8(b)(3) of the Federal Deposit Insurance Act, as amended (the "FDI Act") (12 U.S.C. §§ 1813(u) and 1818(b)(3)), and waiving any and all rights that RFC and RDSI may have pursuant to section 8 of the FDI Act (12 U.S.C. § 1818) to: (i) a hearing for the purpose of taking evidence on any matters set forth in this Order; (ii) judicial review of this Order; (iii) contest the issuance of this Order by the Board of Governors pursuant to section 8 of the FDI Act; and (iv) challenge or contest, in any manner, the basis, issuance, validity, terms, effectiveness or enforceability of this Order or any provisions hereof.

NOW, THEREFORE, before the filing of any notices, or taking of any testimony or adjudication of or finding on any issues of fact or law herein, and without this Order constituting an admission by RFC or RDSI of any allegation made or implied by the Board of Governors in connection with this matter, and solely for the purpose of settling this matter without a formal proceeding being filed and without the necessity for protracted or extended hearings or testimony, it is hereby ordered that, pursuant to sections 8(b)(1) and (3) of the FDI Act (12 U.S.C. §§ 1818 (b)(1) and 1818 (b)(3)), RFC, RDSI and each of their institution-affiliated parties, shall cease and desist and take affirmative action as follows:

Board Oversight

1. Within 30 days of this Agreement, the board of directors of RDSI shall submit to the Federal Reserve Bank of Cleveland (the "Reserve Bank") a written plan to strengthen board oversight of the management and operations of RDSI. The plan shall, at a minimum, address, consider, and include:

(a) The actions that the board of directors will take to improve RDSI's condition; and

(b) a description of the information and reports that will be regularly reviewed by the board of directors in its oversight of the operations and management of RSDI.

Capital Plan

2. Within 30 days of this Order, RDSI shall submit to the Reserve Bank an acceptable written plan to maintain sufficient capital at RDSI. The plan shall, at a minimum, address, consider, and include:

(a) The adequacy of RDSI's capital, taking into account the impact on capital of ongoing operations and the estimated results of operations in the future; and

(b) the source and timing of additional funds to fulfill RDSI's future capital requirements.

Working Capital Management

3. Within 30 days of the date of this Order, RDSI will submit to the Reserve Bank an acceptable written plan to strengthen working capital management. The plan shall, at a minimum, address, consider, and include:

(a) An assessment of RDSI's minimum working capital needs, on a monthly basis, for the remainder of this quarterly period and for the next quarterly period;

(b) policies and procedures for ongoing monitoring and reporting of working capital; and

(c) a contingency funding plan to address additional cash sources and adverse scenario planning.

4. RDSI shall at all times maintain a positive cash balance on a 90-day prospective basis as well as a positive working capital position. RDSI shall immediately notify the Reserve Bank if at any time it is unable to do so.

5. Within 10 days from the end of each calendar month following the effective date of this Order, RDSI shall submit to the Reserve Bank a monthly report of its current working capital position, including updated projections of current assets and liabilities and cash flows for the subsequent three months.

Strategic Plan and Budget

6. (a) Within 30 days of this Order, RDSI shall submit to the Reserve Bank a strategic plan to improve RDSI's earnings and a budget for the remainder of 2011. The written plan and budget shall include, but not be limited to:

(i) Identification of the major areas where, and the means by which, the board of directors will seek to improve RDSI's operating performance;

(ii) strategies for supporting and developing business lines;

(iii) a realistic and comprehensive budget for calendar year 2011, including income statement and balance sheet projections;

(iv) a description of the operating assumptions that form the basis for, and adequately support, major projected income, expense, and balance sheet components; and

(v) a budget review process to monitor RDSI's income and expenses, and compare actual figures with budgeted projections.

(b) Within 10 days from the end of each calendar month following the effective date of this Order, RDSI's board of directors shall evaluate RDSI's actual performance in relation to the strategic plan required by this paragraph and record in the minutes of the board of directors' meeting the results of the evaluation and any actions taken by RDSI as a result of the evaluation.

(c) Within 10 days of the close of the first full quarter following the effective date of this Order, and on a quarterly basis thereafter, RDSI shall submit to the Reserve Bank comparisons of its actual balance sheets and income statements to the projections for the same periods contained in the strategic plan required by this paragraph.

(d) A strategic plan and budget for each calendar year subsequent to 2011 shall be submitted to the Reserve Bank at least 30 days prior to the beginning of that calendar year.

Contingency Plan for Client Transition

7. In the event RDSI fails to comply with any of the requirements of paragraph 4 of this Order , or if at any time while this Order is in effect RDSI advises the Reserve Bank that RDSI is unable to comply with any one of them, RDSI shall immediately take the following actions to facilitate the orderly transition of its Client Financial Institutions to other service providers:

(a) Provide notice to Client Financial Institutions that RDSI can no longer provide services to them, assist them in identifying suitable service providers with compatible applications and services, and facilitate an orderly transition of the Client Financial Institutions to alternate providers;

(b) fully cooperate with, and provide transition assistance to, the Client Financial Institutions and alternative service providers to transfer each Client Financial Institution's data records (including master files, transaction files and source documents) on a timely basis; and

(c) execute a mutual recission of the then existing contract with each of the Client Financial Institutions which, at a minimum, (i) provides for RDSI's immediate waiver and

release of any right to notice of termination by the Client Financial Institutions; (ii) provides for RDSI's immediate waiver and release of any right or claim to any fees or charges for early termination of the RDSI contracts by the Client Financial Institutions, including any right or claim to termination fees, penalties, damages, attorneys' fees or the right to indemnification therefor; and (iii) provides that the remaining contractual rights and obligations of the parties will cease by a specified date.

8. During the transition of the Client Financial Institutions to alternate providers, RDSI shall retain sufficient staff to continue to provide services and comply with the provisions of this Order.

9. Nothing in this Order shall prevent, preclude, or in any way inhibit any of the Client Financial Institutions from at any time exercising any rights they may have under the terms of their respective RDSI contracts, including but not limited to, the exercise of any termination or cancellation provision of such contracts.

Access to Financial Information

10. Within 5 days of the effective date of this Order, RDSI shall make available for inspection by Client Financial Institutions complete and accurate financial information reflecting RDSI's current financial condition and performance. The content of the financial information to be made available shall include, but not be limited to, RDSI's most recent monthly financial statements, including a balance sheet, income statement, and cash flow statement.

Dividends

11. RDSI shall not declare or pay any dividends without the prior written approval of the Reserve Bank.

Debt and Investments

12. (a) RFC shall not, directly or indirectly, incur, increase, or guarantee any debt related to RDSI without the prior written approval of the Reserve Bank. All requests for prior written approval shall contain, but not be limited to, a statement regarding the purpose of the debt, the terms of the debt, and the planned source(s) for debt repayment, and an analysis of the cash flow resources available to meet such debt repayment.

(b) RFC shall not, directly or indirectly, make any additional capital investments in RDSI without the prior approval of the Reserve Bank.

Affiliate Transactions

13. RFC shall take appropriate steps to ensure that its affiliates do not cause the Bank to violate any provision of Sections 23A and 23B of the Federal Reserve Act (12 U.S.C. §§ 371c and 371c-1) or Regulation W of the Board of Governors (12 C.F.R. Part 223).

Approval and Implementation of Plans

14. (a) RDSI shall submit plans that are acceptable to the Reserve Bank within the applicable time periods set forth in paragraphs 2 and 3 of this Order.

(b) Within 10 days of approval by the Reserve Bank, RDSI shall adopt the approved plans. Upon adoption, RDSI shall implement the plans and thereafter fully comply with them.

(c) During the term of this Order, the approved plans shall not be amended or rescinded without the prior written approval of the Reserve Bank.

15. Within 10 days after the end of each month following the date of this Order, the board of directors of RFC and RDSI shall submit to the Reserve Bank joint written progress reports detailing the form and manner of all actions taken to secure RFC's and RDSI's

compliance with the provisions of this Order and the results thereof. The Reserve Bank may, in writing, discontinue the requirements for progress reports or modify the reporting schedule.

Communications

16. All communications regarding this Order shall be sent to:

(a) Bryan S. Huddleston
Assistant Vice President
Federal Reserve Bank of Cleveland
1455 East 6th Street
Cleveland, Ohio 44114-2566

(b) Mark A. Klein
President and Chief Executive Officer
Rurban Financial Corporation
401 Clinton St.
Defiance, Ohio 43512

(c) Gary Saxman
President
Rurbanc Data Services, Inc.
7622 State Route 66 N
Defiance, Ohio 43512

Miscellaneous

17. Notwithstanding any provision of this Order to the contrary, the Reserve Bank may, in its sole discretion, grant written extensions of time to RDSI to comply with any provision of this Order.

18. The provisions of this Order shall be binding upon RFC, RDSI, and their institution-affiliated parties, in their capacities as such, and their successors and assigns.

19. Each provision of this Order shall remain effective and enforceable until stayed, modified, terminated or suspended in writing by the Reserve Bank.

20. The provisions of this Order shall not bar, estop or otherwise prevent the Board of Governors, the Reserve Bank, or any other federal or state agency from taking any other action

affecting RFC, RDSI, or any of their current or former institution-affiliated parties and their successors and assigns.

By Order of the Board of Governors of the Federal Reserve System effective this 9th day of March, 2011.

RURBAN FINANCIAL CORPORATION

By: ______________________
Mark A. Klein
President & Chief Executive Officer

By: ______________________
Richard L. Hardgrove
Chairman of the Board

RURBANC DATA SERVICES, INC.

By: ______________________
Mark A. Klein

By: ______________________
Richard L. Hardgrove
Chairman of the Board

BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM

By: ______________________
Jennifer J. Johnson
Secretary of the Board